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                                              FILED PURSUANT TO RULE 424(B)(3)
                                              REGISTRATION NO. 333-01918

                      DEAN WITTER SELECT FUTURES FUND L.P.
              SUPPLEMENT TO PROSPECTUS DATED OCTOBER 17, 1996 AND
           SUBSCRIPTION AND EXCHANGE AGREEMENT AND POWER OF ATTORNEY
                FOR DISTRIBUTION SOLELY IN THE STATE OF ARKANSAS

    Prior to executing a Subscription and Exchange Agreement and Power of Attorney (the form of which is included as Exhibit B to the Prospectus), Arkansas residents are urged to carefully read the "Representations and Warranties" section on pages 4-5, and "State Suitability Requirements" section on page 5-6 (as applicable to Arkansas residents), of the Agreement to confirm that the statements they are making in such sections are true and correct. In this connection, note that Representations and Warranties (1)-(4) and (6) apply to all subscribers, Representations and Warranties (5) and (7)-(9) apply only to the types of subscribers described therein, and Representation and Warranty (10) applies only to subscribers effecting "Exchanges."

October 17, 1996